Exhibit 99.2

Consent to Reference in Prospectus

GAN Limited (the “Company”) plans to file a Registration Statement on Form F-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the prospectus included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

By:	/s/ Michael Smurfit, Jr.
Name:	Michael Smurfit, Jr.